UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(626) 961-8619
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

As described in Items 4.01(a) and (b) below, Sugarmade Inc., a Delaware corporation ("Registrant"), has replaced BF Borgers CPA as Registrant's independent registered public accounting firm with L&L CPAS, PA as its new independent registered public accounting firm. As described below, the change in independent public accounting firms is not the result of any disagreement with BF Borgers CPA.

Item 4.01(a) Previous Independent Accountants

(i) On March 21, 2018, Registrant dismissed its independent registered public accounting firm, BF Borgers CPA. The Registrant's Board of Directors made the decision to dismiss BF Borgers CPA and engage L&L CPAS, PA as Registrant's independent registered public accounting firm, as described below. Relative to Registrant's most recent fiscal year and any subsequent interim period before such dismissal, there were no substantial disagreements with BF Borgers, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, remain unresolved.

(ii) Registrant provided BF Borgers, CPA a copy of the statements made in response to this Item 4.01 and received a letter addressed to the Securities and Exchange Commission stating that BF Borgers, CPA agrees with such statements, dated March 23, 2018.

Item 4.01(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers New Independent Accountants

On April 2, 2018, the Registrant engaged L&L CPAS, PA as Registrant's independent registered public accounting firm. Neither the Registrant, nor anyone on its behalf, has consulted with L&L CPAS, PA regarding (i) the type of final audit opinion that might be rendered on the Company's financial statements and neither a written report nor oral advice was provided to the Company that L&L CPAS, PA concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: April 10, 2018	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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